UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified in its Charter)

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Dear Shareholder:

It is important for you to know that Saba Capital Management’s proposals pose a threat to the operation of your Fund.

Saba is an activist closed-end fund investor that does not offer a long-term plan for the Funds. Should Saba’s campaign succeed, it could disrupt the operations of the Funds, leaving them without an investment adviser.

Putnam Investments has a tradition of putting clients first and offering investment performance built on active management. Our talented professionals pursue excellent investment returns over long-term market cycles.

The Funds have strong rankings in their categories as of July 31, 2023

FUND	1 year	3 years	5 years	10 years
Putnam Managed Municipal	Top 23%	Top 43%	Top 34%	Top 25%
Income Trust (PMM)	(4th of 17)	(6th of 13)	(4th of 11)	(3rd of 11)
Putnam Municipal	Top 37%	Top 28%	Top 9%	Top 23%
Opportunities Trust (PMO)	(21st of 57)	(15th of 53)	(4th of 48)	(11th of 47)

PMM Lipper category: High Yield Municipal Debt Funds.

PMO Lipper category: General & Insured Municipal Debt Funds (leveraged).

Lipper rankings are based on total return without sales charge relative to all share classes of funds with similar objectives as determined by Lipper. Past performance is not indicative of future results.

Source: Lipper, a Refinitiv company.

(over, please)

Voting the WHITE proxy cards will help your Fund continue to operate with its current management team and strategy.

Voting matters! Fund shareholders decide the future of the Fund. Regardless of the number of shares you own, it is important that your shares be represented at the special shareholder meeting scheduled for October 6, 2023.

If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 877-536-1555, Monday through Friday between 9:00 a.m. and 10:00 p.m. Eastern Time.

All investments involve risk, including the loss of principal. You can lose money by investing.

Investors should carefully consider the investment objectives, risks, charges, and expenses of a fund before investing. For a prospectus, or a summary prospectus if available, containing this and other information for any Putnam fund or product, contact your financial representative, call Putnam at 1-888-4-PUTNAM (1-888-478-8626), or go to putnam.com to view or download a prospectus. Please read the prospectus carefully before investing.

Putnam Retail Management | 100 Federal Street | Boston, MA 02110